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                                                                   EXHIBIT 10.44

                                OPTION AGREEMENT


THIS OPTION AGREEMENT is made effective the 30th day of September, 2003 by and among The First Marblehead Corporation, a Delaware corporation, with its principal offices at 30 Little Harbor, Marblehead, Massachusetts 01945 (the "Company"), Stephen E. Anbinder, an individual residing at 50 East 89th Street, Apt. 23A, New York, New York 10128 ("Stockholder"), and Ralph M. James, an individual residing at 18 Mostyn Street, Swampscott, Massachusetts 01907 ("James").
     WHEREAS, Stockholder wishes to grant to James an option to purchase shares of Common Stock of the Company as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to James as follows:

          (a) Stockholder is the record and beneficial owner of at least 32,902 shares of Common Stock, $0.01 par value per share of the Company.

          (b) Stockholder has full power and authority to execute and deliver this Agreement (including, without limitation, full power and authority to transfer the Purchased Shares (defined below)). This Agreement has been executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against him in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or bound or to which Option Shares (defined below) are subject. To the best of Stockholder's knowledge, consummation by Stockholder of the transactions contemplated by this Agreement will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or the Option Shares (other than any consents required pursuant to the Shareholders Agreement (the "Shareholders Agreement") dated as of December 21, 1995, among the Company and the stockholders named thereto, which consents shall be obtained prior to James' exercise of the Stock Option (defined below) unless the provisions of the Shareholders Agreement requiring such consents are terminated in which case such consents will not be obtained).

          (c) The Option Shares and the certificate representing such Option Shares are now and at all times during the term hereof will be held by Stockholder, or by the Company for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting

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trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the Shareholders Agreement.

     2. GRANT OF OPTION. Stockholder hereby grants to James an option (the "Stock Option") to purchase on or prior to September 30, 2013 (the "Expiration Date"), 32,902 shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company (the "Option Shares"), at an option exercise price of $16.61 per share (the "Option Exercise Price"), subject to the terms and conditions set forth in this Option Agreement (the "Agreement").

     3.   VESTING AND EXERCISABILITY.

          (a) The Stock Option is fully vested and immediately exercisable with respect to all Option Shares, and it shall continue to be exercisable by James or his successors as contemplated herein at any time or times prior to the Expiration Date.

          (b) In the event that James' employment with the Company terminates for any reason or under any circumstances, including James' resignation, retirement or termination by the Company, upon death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option shall thereafter continue to be fully vested and fully exercisable by James or his successors as contemplated herewith at any time or times prior to the Expiration Date.

     4.   EXERCISE OF STOCK OPTION.

          (a) Prior to the Expiration Date, James may exercise this Stock Option by delivering to Stockholder and the Company a Stock Option exercise notice (an "Exercise Notice") in the form of APPENDIX A attached hereto, indicating his election to purchase some or all of the Option Shares. Such notice shall specify the number of Option Shares to be purchased, provided however, that no partial exercise of this option may be for any fractional share or for less than fifty whole shares.

          (b) Payment of the purchase price may be made in cash, by certified or bank check, or other instrument acceptable to Stockholder in U.S. funds payable to the order of Stephen E. Anbinder in an amount equal to the purchase price of such Option Shares.

          (c) Certificates for the Option Shares so purchased will be issued and delivered to James. Until James shall have complied with the requirements hereof, including without limitation Section 8 hereof, Stockholder shall be under no obligation to transfer the Option Shares subject to this Stock Option. James shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, and James' name shall have been entered as a stockholder of record of such Option Shares on the

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books of the Company. Thereupon, James shall have full dividend and other ownership rights with respect to such Purchased Shares, subject to the terms of this Agreement.

          (d) Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date.

     5. COVENANTS. Stockholder agrees with, and covenants to, James that Stockholder shall not, except as contemplated by the terms of this Agreement and the Shareholders Agreement, (a) transfer (which term shall include, without limitation, for the purposes of this Agreement any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Option Shares or any interest therein, (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Option Shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization or consent in or with respect to such Option Shares, (d) deposit such Option Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Option Shares, or (e) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby. The obligations of this Section 5 shall terminate upon the earlier of the exercise in full of the Option Shares or the Expiration Date.

     6.   TRANSFERABILITY.

          (a) This Agreement is personal to James and is not transferable by James in any manner other than by will or by the laws of descent and distribution. James may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise James' Stock Option in the event of James' death, to the extent provided herein. If James does not designate a beneficiary, or if the designated beneficiary predeceases James, the executor of James' estate may exercise this Stock Option to the extent provided herein in the event of James' death.

          (b) Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Option Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Option Shares shall pass, whether by operation of law or otherwise, including without limitation Stockholder's heirs, guardians, administrators or successors.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The shares of stock covered by this Stock Option are shares of Common Stock of the Company. If the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in

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the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, James thereafter shall have the right, to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which James could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment, all references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security.

     8. WITHHOLDING TAXES. James shall, not later than the date of exercise, pay to the Company or make arrangements satisfactory to the Company for payment of any federal, state and local taxes required by law to be withheld on account of such exercise. James acknowledges and agrees that the Company or any subsidiary of the Company ("Subsidiary") has the right to deduct from payments of any kind otherwise due to James, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to James. The Company shall not be required to register in the stock records any exercise of this Stock Option or issue, or register the issuance of, any Option Shares until complies with the requirements of this to the reasonable satisfaction of the Company.

     9. LOCKUP PROVISION. James agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act) held by him for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

     10.  MISCELLANEOUS PROVISIONS.

          (a) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (b) CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by Stockholder, the Company and James.

          (c) NO EMPLOYMENT RIGHTS. Unless expressly provided in a written agreement between James and the Company or any Subsidiary, James' employment is at will. Nothing contained in this Agreement shall confer upon James any right to continued employment with the Company or any Subsidiary.

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          (d)  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflict of law principles.

          (e) HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

          (f) SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

          (g) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company shall be to the Company's principal corporate offices, and notices to James or Stockholder shall be addressed as set forth in the preamble of this Agreement, or to such other address or addresses as may have been furnished by such party in writing to the other.

          (h) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

          (i) COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

          (j) PRIOR AGREEMENT. The Company, Stockholder and James acknowledge and agree that upon execution of this Agreement by all parties hereto, Stockholder shall have no further obligations to James pursuant to the letter attached hereto as EXHIBIT A, and James shall have no rights thereunder.

          (k) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Company, James and Stockholder and supersedes all prior understandings and agreements, both written and oral, with respect to the subject matter hereof.

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     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

THE FIRST MARBLEHEAD CORPORATION.


By: /s/ Donald R. Peck                      /s/ Stephen E. Anbinder
   ----------------------------------      ----------------------------------
   Donald R. Peck                          Stephen E. Anbinder
   Chief Financial Officer


                                            /s/ Ralph M. James
                                           ----------------------------------
                                           Ralph M. James

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                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE

Stephen E. Anbinder                         The First Marblehead Corporation
50 East 89th Street, Apt. 23A                Attention: Chief Financial Officer
New York, NY  10128                         30 Little Harbor
                                            Marblehead, Massachusetts  01945


     Pursuant to the terms of that certain Option Agreement by and among The First Marblehead Corporation, Stephen E. Anbinder, and Ralph M. James, dated September 30, 2003 (the "Agreement"), the undersigned hereby exercises such option by including herein payment in the amount of $_______ representing the purchase price for ______________ [Fill in number of Option Shares] Option Shares. I have chosen the following form(s) of payment:

            / /   1.   Cash; or
            / /   2.   Certified or bank check payable to Stephen E. Anbinder
            / /   3.   Other (as contemplated in Section 4(b) of the Agreement)
                       (please describe)

                                           Sincerely yours,


                                           ----------------------------------
                                           Ralph M. James
                                           19 Mostyn Street
                                           Swampscott, MA  01907